REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM
To the shareholders and the Board of Trustees of
Calamos Advisors Trust
In planning and performing our audit of the
financial statements of Calamos Advisors Trust (the
"Trust"),
comprising the Calamos Growth and Income Portfolio,
as of and for the year ended December 31, 2017, in
accordance with the standards of the Public Company
Accounting Oversight Board (United States) (PCAOB),
we considered the Trust's internal control over
financial reporting, including controls over
safeguarding
securities, as a basis for designing our auditing
procedures for the purpose of expressing our
opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose
of
expressing an opinion on the effectiveness of the
Trust's internal control over financial reporting.
Accordingly,
we express no such opinion.
The management of the Trust is responsible for
establishing and maintaining effective internal
control over
financial reporting. In fulfilling this
responsibility, estimates and judgments by
management are required to
assess the expected benefits and related costs of
controls. A fund's internal control over financial
reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting
and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting
principles. A fund's internal control over
financial reporting includes those policies and
procedures that (1)
pertain to the maintenance of records that, in
reasonable detail, accurately and fairly reflect
the transactions
and dispositions of the assets of the fund; (2)
provide reasonable assurance that transactions are
recorded as
necessary to permit preparation of financial
statements in accordance with generally accepted
accounting
principles, and that receipts and expenditures of
the fund are being made only in accordance with
authorizations of management and directors of the
fund; and (3) provide reasonable assurance
regarding
prevention or timely detection of unauthorized
acquisition, use, or disposition of a fund's assets
that could
have a material effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent or
detect
misstatements. Also, projections of any evaluation
of effectiveness to future periods are subject to
the risk that
controls may become inadequate because of changes
in conditions or that the degree of compliance with
the
policies or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does
not allow management or employees, in the normal
course of performing their assigned functions, to
prevent
or detect misstatements on a timely basis. A
material weakness is a deficiency, or a combination
of
deficiencies, in internal control over financial
reporting, such that there is a reasonable
possibility that a
material misstatement of the fund's annual or
interim financial statements will not be prevented
or detected on
a timely basis.
Our consideration of the Trust's internal control
over financial reporting was for the limited
purpose described
in the first paragraph and would not necessarily
disclose all deficiencies in internal control that
might be
material weaknesses under standards established by
the PCAOB. However, we noted no deficiencies in the
Trust's internal control over financial reporting
and its operation, including controls for
safeguarding
securities, that we consider to be a material
weakness, as defined above, as of December 31,
2017.
This report is intended solely for the information
and use of management and the Board of Trustees of
the
Trust and the Securities and Exchange Commission
and is not intended to be and should not be used by
anyone
other than these specified parties.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
February 7, 2018